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                                                                   EXHIBIT 10.32

                              HEADS OF AGREEMENT

          These Heads of Agreement are intended to reflect the understanding of the parties concerning (a) U. S. domestic cooperation between Miles Inc. ("Miles") and Schein Pharmaceutical, Inc. ("Schein") on developing synergies in their respective U.S. Pharmaceutical businesses, (b) international cooperation between Bayer A.G. ("Bayer")/Miles and Schein to build together an international multisource pharmaceutical business, and (c) supply of chemical drug ingredients by Bayer/Miles to Schein, in each case following the Closing (as defined in the Stock Purchase Agreement dated February 15, 1994, as amended).

          The parties presently intend together to explore opportunities in the following areas, recognizing that these areas, as well as the specific projects within an area or market and the manner in which areas, markets and projects may be explored, are subject to change from time to time as the parties' discussions continue and as the working relationship among the parties develops over time.

DOMESTIC U.S. BUSINESS
----------------------

          In order to maximize the benefits of the proposed cooperation for both Miles and Schein in the U.S. domestic market, Miles and Schein will form joint strategy teams (with
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confidentiality agreements as appropriate).  The teams will be formed promptly following the Closing, and will be composed of operational, technical and marketing representatives from each company, and involving such other disciplines as the companies may from time to time decide. The teams will explore potential areas of mutual interest and cooperation between Miles and Schein in the U. S. domestic market, and will report to a Domestic Strategy Committee comprised of representatives of both Miles and Schein.

INTERNATIONAL BUSINESS
----------------------

          The objective of the Bayer/Miles - Schein international cooperation is to identify multisource pharmaceutical business opportunities which the parties can jointly develop. To accomplish this, the companies may share their expertise, employing Schein and Bayer products as appropriate, Bayer's knowledge of international markets, production, marketing and distribution, and each company's production facilities where appropriate. It will be important to respect the key factors for success within the multisource market, such as early market share, range of products and branding.

          In order to maximize the benefits of the proposed cooperation for both Bayer/Miles and Schein in the international market, Bayer and Schein will form an International Management Committee comprised of representatives of both Bayer/Miles and Schein. Each of Bayer/Miles and Schein will assign staff (with

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confidentiality agreements as appropriate), charged with the development of the international multisource business; or the Committee may decide to hire persons from outside the organizations if this is considered appropriate. The staff will prepare market entry proposals for the International Management Committee, including recommendations as to

          (a)       Priority markets

          (b)       Entry strategies

          (c)       Resource allocations.

          Due to the diverse nature of the international markets, various types of entry strategy are conceivable, potentially including involvement of other local companies.

          The decision to jointly pursue a project in any of these areas in U.S. domestic or international markets, and the organizational and economic structure of a project, will require the unanimous approval of the Domestic Strategy Committee or the International Management Committee, as the case may be. The allocation of benefits derived from any jointly-pursued project will require the approval of both Bayer/Miles and Schein, and will be based on separately negotiated contractual agreements for each such project, which will take into account the structure and the relative contributions of each party to those proposed projects. In the event that an agreement as to a particular project has not been or cannot be reached in an expeditious fashion, each of the parties shall be allowed to pursue independent strategies.

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CHEMICAL SYNTHESIS
------------------

          A joint Bayer/Miles - Schein team will investigate the possibility of using Bayer's expertise in the chemical synthesis area to provide Schein with chemical drug ingredients. This could include, at Schein's request, future drugs to be launched by Schein, as well as supplying substances for Schein's current portfolio, all upon terms and conditions as may from time to time be mutually agreed to by Bayer/Miles and Schein.

          While it is the desire and expectation that cooperation as contemplated by these Heads of Agreements take place, all of this is subject to the independent decision making, operation, growth and functioning of each of the companies involved. These Heads of Agreement contemplate a dynamic and fluid relationship, and to avoid any misunderstanding, it is important that these and related points will become binding on the parties in respect of a

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particular project only upon execution of definitive, mutually satisfactory documentation.

          These Heads of Agreement have been executed as of this 30th day of September, 1994.



                                        BAYER AG

                                        By: /s/
                                           -----------------------

                                        MILES INC.

                                        By: /s/
                                           -----------------------


                                        SCHEIN PHARMACEUTICAL, INC.


                                        By: /s/
                                           -----------------------



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